UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

August 29, 2014

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.

Natchez, Mississippi  39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On August 29, 2014, Callon Petroleum Operating Company (“CPOC”), a subsidiary of Callon Petroleum Company (“Callon” or the “Company”), entered into definitive purchase and sale agreements (the “Agreements”) with private entities (the “Sellers”) to acquire certain undeveloped acreage and oil and gas producing properties located in Midland, Andrews, Martin and Ector Counties, Texas  (the “Acquisition”) for an aggregate purchase price of $212.6 million in cash, subject to customary purchase price adjustments, with an effective date of May 1, 2014.

Callon will assume operatorship of the properties upon closing and own an estimated working interest of 62% (46.5% net revenue interest).

The Sellers and CPOC have made customary representations, warranties and covenants in the Agreements. The Sellers have made certain additional customary covenants, including, among others, covenants to conduct their business in the ordinary course between the execution of the Agreements and the closing of the Acquisition and not to engage in certain kinds of transactions during that period, subject to certain exceptions.

Consummation of the Acquisition is subject to the completion of customary due diligence and various conditions, including, among others (1) the accuracy of the representations and warranties of the parties as of the closing date, (2) the execution of certain ancillary documents and (3) other customary closing conditions. The Acquisition is expected to close in early October 2014. The Agreements may be terminated under customary circumstances.

Operator Resignation and Transition Agreement

On August 29, 2014 and in connection with the Acquisition, CPOC and the existing private operator of the properties entered into an agreement providing for the resignation of the existing private operator following the closing of the Acquisition and the appointment of CPOC as successor operator.

Commitment Letter

In connection with the Acquisition described above, on August 29, 2014, the Company secured a commitment from JPMorgan Chase Bank, National Association to increase its current senior secured revolving credit facility to $500.0 million, with an initial borrowing base of $250.0 million, and to replace its existing secured second lien term loan with a $275.0 million secured second lien term loan.  The Company plans to use borrowings under the revolving credit facility and the second lien term loan to pay the purchase price of the Acquisition.

The availability of the debt financing package is expected to occur concurrently with the closing of the Acquisition and will be subject to the satisfaction of various customary closing conditions, including execution and delivery of definitive documentation. Both the revolving credit facility and second lien term loan will contain affirmative and negative covenants and events of default customary for such facilities.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On September 2, 2014, the Company issued a press release, attached as Exhibit 99.1, announcing the Acquisition described above. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release dated September 2, 2014 announcing the Acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

September 4, 2014	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Chief Financial Officer, Senior Vice President and Treasurer

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press release dated September 2, 2014 announcing the Acquisition